Exhibit 10.1

Amendment No. 2 to Employment Agreement with Scott Betts

This Amendment No. 2 to Employment Agreement (the “Amendment”) is entered into on April 24, 2009, to be effective as of March 1, 2009, by and between Global Cash Access, Inc., a Delaware corporation (the “Company”), and Scott Betts (“Executive”).

R E C I T A L S

WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of October 31, 2007 (the “Agreement”), as amended by Amendment No. 1 to Employment Agreement dated as of August 11, 2008; and

WHEREAS, the Company and Executive desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Company and Executive hereby agree to amend the Agreement as follows:

A M E N D M E N T

1. Definitions; References; Interpretation. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement. Each reference to “this Agreement,” “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement, as amended hereby.

2. Amendments.

(a) Section 1.3 of the Agreement is hereby amended and restated to read in its entirety as follows:

“1.3 Location. Executive’s principal place of employment shall be at the Company’s corporate headquarters.”

(b) Section 2.1 of the Agreement is hereby amended by substituting the words “six hundred thousand dollars ($600,000)” in place of the words “four hundred fifty thousand dollars ($450,000)”.

(c) Section 2.2 of the Agreement is hereby amended by substituting the words “seventy five percent (75%)” in place of the words “fifty percent (50%)”.

(d) Section 4.3.1 of the Agreement is hereby amended by substituting the words “a period of twenty-four (24) months” in place of the words “a period of twelve (12) months”.

(e) Section 4.3.2 of the Agreement is hereby amended by substituting the words “seventy-five percent (75%) of his then-current base salary” in place of the words “fifty percent (50%) of his then-current base salary”.

(f) Section 4.3.4 of the Agreement is hereby amended by substituting the words “for a period of twelve (12) months” in place of the words “for the Salary Continuation Period”.

3. Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

4. Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

5. Entire Agreement. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 2 to Employment Agreement as of the date first set forth above.

GLOBAL CASH ACCESS, INC.		SCOTT BETTS
By:	/s/ Miles Kilburn	/s/ Scott Betts

	Miles Kilburn, Chairman of the Board	Scott Betts